                                                                   EXHIBIT 10.55




                              OFFICE SPACE LEASE
                              ------------------

                           Haseko Management, Inc.,
                                 as agent for

                              SHIN-EI CO., LTD.,
                            a Japanese corporation

                                  (Landlord)



                        CONCENTRIC NETWORK CORPORATION,
                            a Delaware corporation

                                   (Tenant)


                           Von Karman Business Park
                            16842 Von Karman Avenue
                              Irvine, California
                               Suite 400 and 450

                            (Building and Premises)

                                 May 26, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----

BASIC LEASE INFORMATION.................................................     1
1.    PREMISES..........................................................     2
2.    TERM; COMPLETION OF IMPROVEMENTS..................................     2
3.    INTENTIONALLY OMITTED.............................................     3
4.    RENTAL PAYMENTS...................................................     4
5.    BASE MONTHLY RENT.................................................     4
6.    TENANT'S SHARE OF INCREASED COSTS.................................     4
7.    USE...............................................................     6
8.    SERVICES..........................................................     6
9.    TAXES PAYABLE BY TENANT...........................................     7
10.   IMPROVEMENTS, REPAIRS AND ALTERATIONS.............................     8
11.   LIENS.............................................................     8
12.   DAMAGE AND DESTRUCTION............................................     9
13.   WAIVER OF SUBROGATION.............................................     9
14.   INDEMNIFICATION...................................................     9
15.   COMPLIANCE WITH LAW...............................................    10
16.   INSURANCE.........................................................    10
17.   ASSIGNMENT AND SUBLETTING.........................................    11
18.   RULES.............................................................    12
19.   ENTRY BY LANDLORD.................................................    12
20.   EVENTS OF DEFAULT.................................................    12
21.   TERMINATION UPON DEFAULT..........................................    13
22.   CONTINUATION AFTER DEFAULT........................................    13
23.   OTHER RELIEF......................................................    13
24.   PARKING...........................................................    13
25.   INTENTIONALLY OMITTED.............................................    14
26.   TRADE FIXTURES....................................................    14
27.   SUCCESSORS AND ASSIGNS............................................    14
28.   TIME..............................................................    14
29.   LANDLORD'S DEFAULT................................................    14
30.   INTENTIONALLY OMITTED.............................................    15
31.   LANDLORD'S RIGHT TO CURE DEFAULTS.................................    15
32.   ATTORNEYS' FEES...................................................    15
33.   EMINENT DOMAIN....................................................    15
34.   SUBORDINATION.....................................................    15
35.   NO MERGER.........................................................    16
36.   CONVEYANCE BY LANDLORD............................................    16
37.   ESTOPPEL CERTIFICATE..............................................    16
38.   NO LIGHT, AIR OR VIEW EASEMENT....................................    16
39.   HOLDING OVER......................................................    16
40.   ABANDONMENT.......................................................    16
41.   SECURITY DEPOSIT..................................................    17
42.   WAIVER............................................................    17
43.   NOTICES...........................................................    17
44.   COMPLETE AGREEMENT................................................    17
45.   CORPORATE AUTHORITY...............................................    18
46.   HAZARDOUS MATERIALS...............................................    18
47.   ADDITIONAL PROVISIONS.............................................    18
48.   MISCELLANEOUS.....................................................    18
49.   EXHIBITS..........................................................    19
50.   SIGNAGE...........................................................    19
51.   ANTENNA/SATELLITE DISH............................................    19
52.   RIGHT OF FIRST NEGOTIATION........................................    19

                            BASIC LEASE INFORMATION
                            -----------------------

DATE:     May 26, 1999

BUILDING: Von Karman Business Park, 16842 Von Karman Avenue, Irvine

LANDLORD: SHIN-EI CO., LTD., a Japanese corporation

TENANT:   CONCENTRIC NETWORK CORPORATION, a Delaware corporation

LEASE SECTION
-------------

Section 1   Premises: Suite 400 on the first (1st) floor and Suite 450 located
            --------
            on the second (2nd) floor, as more particularly described on Exhibit
                                                                         -------
            "A" attached hereto
            ---

Section 2   Commencement Date: June 1, 1999 as to Suite 450; July 1,
            -----------------
            1999 as to Suite 400

Section 2   Term Expiration: June 30, 2004
            ---------------

Section 4   Base Monthly Rent: $31,562.15 (to be prorated from June 1, 1999 to
            -----------------
            June 30, 1999 to account for the inclusion of Suite 450 only)

Section 6   Tenant's Share of Increased Costs: 21.667% (based on 100,461
            ---------------------------------
            rentable square feet in the Building) (to be prorated from June 1, 1999 to June 30, 1999 to account for the inclusion of Suite 450 only)

Section 41  Security Deposit: $31,562.15 payable upon Lease execution
            ----------------

Section 43  Landlord's Address for Notices:
            ------------------------------

            SHIN-EI Co., Ltd.
            c/o HASEKO (California), Inc.
            Attn: John T. Troll
            350 South Figueroa Street, Suite 255
            Los Angeles, California 90071

            Tenant's Address for Notices;
            ----------------------------

            Concentric Network Corporation
            16842 Von Karman Avenue, Suite 400
            Irvine, California 92606

            with a copy to:
            Concentric Network Corporation
            1400 Parkmoor Drive
            San Jose, California 95126-3429

Section 49  Exhibits and Rider:
            ------------------

            EXHIBIT "A"  SITE PLAN OF PREMISES
            EXHIBIT "B"  IMPROVEMENTS TO PREMISES
            EXHIBIT "C"  INTENTIONALLY OMITTED
            EXHIBIT "D"  RULES AND REGULATIONS

                              OFFICE SPACE LEASE
                              ------------------

          THIS OFFICE SPACE LEASE ("Lease"), dated May 26, 1999, is entered into by and between SHIN-EI CO., LTD., a Japanese corporation, as Landlord, and CONCENTRIC NETWORK CORPORATION, a Delaware corporation, as Tenant.

     1.   PREMISES.
          --------

          Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon the terms and conditions hereinafter set forth, those certain premises ("Premises") outlined on Exhibit "A" attached hereto. Suite 400 of the
                                  -----------
Premises is located on the first (1st) floor of the Building and Suite 450 of the Premises is located on the second (2nd) floor of the Building. As used in this Lease, the term "Building" shall mean the building described in the Basic Lease Information attached hereto and all common areas, parking areas and walkways serving said building and all areas adjacent to said building which are owned by Landlord. Landlord and Tenant hereby irrevocably stipulate and agree that the aggregate rentable area of the Premises is twenty-one thousand seven hundred sixty-seven (21,767) square feet and the aggregate usable area of the Premises is nineteen thousand four hundred thirty-five (19,435) square feet and that there shall be no changes to the amount of Base Monthly Rent, the amount of any other sums payable under this Lease, Tenant's Share of Increased Costs, the amount of the tenant improvement allowance described in Paragraph 2.11 of Exhibit "B" attached hereto or the amount of any other allowances based in whole
-----------
or in part upon any measurement or re-measurement by Landlord or Tenant of the rentable or usable areas of the Premises.

          The Premises shall include the right to use, in common with others, walkways, lobbies, entrances, stairs, elevators and other public portions of the Building (collectively referred to as the "Common Areas"). All of the outside walls and windows of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, and electric or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs are reserved to Landlord.

          For purposes of this Lease, the term "rentable area" shall mean 112% of the "usable area." The term "usable area" shall mean all floor area in the Premises, measured to the inside glass surface of the outer building walls, to the interior side of corridors and other permanent partitions, and to the center of partitions that separate the Premises from adjoining tenant spaces, without deduction for columns and projections necessary to the Building.

     2.   TERM: COMPLETION OF IMPROVEMENTS.
          --------------------------------

          The term ("Term") of this Lease shall commence on June 1, 1999 ("Commencement Date") as to Suite 450 and on July 1, 1999 (also, "Commencement Date") as to Suite 400 and shall expire on June 30, 2004. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant following execution hereof, this Lease shall not be voidable, nor shall Landlord or its agents be liable to Tenant for any loss or damage resulting therefrom.

          Tenant shall accept the Premises in its "As-Is" condition upon Landlord's delivery thereof to Tenant. Tenant acknowledges and agrees that Landlord is not obligated to make any improvements to the Premises nor to provide any allowance therefor, except as otherwise specifically provided in Exhibit "B" attached hereto. Promptly after Landlord tenders possession of the
-----------
Premises to Tenant, Tenant shall construct the tenant improvements in the Premises in accordance with Exhibit "B" attached hereto using Building standard
                            -----------
materials (the "Tenant Improvements") except as otherwise approved in writing by Landlord. All of the terms of this Lease, except for terms requiring the payment of rent, shall apply to Tenant's construction of the Tenant Improvements and occupancy of the Premises prior to the Commencement Date. Tenant hereby acknowledges Landlord's right to enter onto the Premises for the purposes of reviewing the construction process, compliance with the approved plans and specifications and completion of the Tenant Improvements as set forth in Exhibit
                                                                         -------
"B". Prior to commencing the Tenant improvement work, Tenant shall, at Tenant's
---
cost, have Tenant's contractor provide a completion bond in an amount equal to one hundred percent (100%) of the cost of the work for which Tenant has contracted as security for the faithful performance of the contract and also a labor and material payment bond in an amount not less than one hundred percent (100%) of the cost of such work, as security for the payment of persons performing labor and furnishing materials on behalf of Tenant.

          Tenant shall have one (1) option to extend the Term of the Lease, for a period of five (5) years (the "Extension Term"), provided that Tenant is not then in default under any of the terms or provisions of the Lease and also provided that Tenant has not been in default on three (3) or more separate occasions during the Term of this Lease. Tenant may exercise the extension option by giving written notice of Tenant's intent to exercise the option to Landlord at least two hundred ten (210) days prior to the expiration of the then current term, but no earlier than three hundred sixty-five (365) days prior to the expiration of the then current term. At the commencement of the Extension Term, the Base Rent shall be adjusted to be equal to ninety-five percent (95%) of the then fair market rental value of the Premises, but no less than the rate in effect immediately prior to the expiration of the Term, and said adjustment may include future adjustments to Base Rent if such future adjustments are then being included in office lease transactions for comparable buildings. If Landlord and Tenant cannot agree upon the fair market rental value of the Premises within sixty (60) days after Landlord's receipt of Tenant's notice exercising the option contained herein, Landlord and Tenant shall each appoint a "Qualified Arbitrator" (as defined below) within seven (7) days after the expiration of the aforementioned sixty (60) day period. Such arbitrators shall confer and select a third Qualified Arbitrator (the "Neutral Arbitrator"), who alone shall determine the fair market rental value of the Premises. Should the two (2) arbitrators fail to select a Third Qualified Arbitrator to act as the Neutral Arbitrator within seven (7) days, the Neutral Arbitrator shall be designated pursuant to California Code of Civil Procedure Section 1281.6, as that Section may be amended or redesignated from time to time; provided, however, that the Neutral Arbitrator so appointed must be a Qualified Arbitrator. The determination of the Neutral Arbitrator shall be binding upon Landlord and Tenant. Landlord and Tenant shall bear the cost of the arbitrator appointed by such party and shall equally bear the cost of the Neutral Arbitrator. As used herein, the term "Qualified Arbitrator" shall mean a person who is an appraiser or real estate broker licensed by the State of California and who has not less than five (5) years' experience in commercial leasing or commercial real estate appraising.

     3.   INTENTIONALLY OMITTED

     4.   RENTAL PAYMENTS.
          ---------------

          Tenant shall pay base rent ("Base Rent") for the Premises to Landlord throughout the Term on or before the first day of each calendar month during the Term, without deduction or offset, in the amount(s) set forth in Section 5 hereof, as adjusted in accordance with Section 6, except that Tenant shall pay its first twelve (12) monthly installments of Base Rent (i.e., $378,745.80) concurrently with Tenant's execution hereof. If the Term commences on a day other than the first day of a calendar month, then the Base Rent for the first partial month shall be equitably prorated. All sums payable by Tenant to Landlord hereunder shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, addressed to Landlord c/o The Real Estate Group, 9920 South La Cienega Boulevard, Suite 905, Inglewood, California 90301, or to such other person or at such other place as Landlord may from time to time designate in writing. If any rent (including Base Rent, Tenant's Share of Increased Costs and any other payment required to be made by Tenant) is not received by Landlord within ten (10) days after the date such installment is due, Tenant shall pay a late charge equal to eight percent (8 %) of such installment and the installment and late charge shall bear interest (i) during the initial Term at the lesser of twelve percent (12%) per annum or the highest rate permitted by law and (ii) thereafter at the highest rate permitted by law. Tenant recognizes and agrees that the late charge is intended to compensate Landlord for and is a reasonable estimate of the administrative, legal, bookkeeping and other expenses which will result from such delinquent rent payment, which costs and expenses would be extremely difficult and impractical to calculate.

          Any payment by Tenant or receipt by Landlord of a lesser amount than stipulated herein for Base Rent, additional rent or any other charge hereunder shall be deemed payment of the earliest stipulated rent, additional rent or other charge then due. No endorsement or statement on a check and no letter accompanying any check or payment shall be deemed an accord and satisfaction. Landlord may accept any check or payment without prejudice to Landlord's rights to recover the balance of rent, additional rent or other charges then due or to pursue any other remedy set forth in this Lease or available at law or in equity.

     5.   BASE MONTHLY RENT.
          -----------------

                               Rent Per Rentable
        Month                  Square Foot              Base Monthly Rent
        -----                  -----------------        -----------------
   6/1/1999 - 5/31/2000              $1.45                  $31,562.15
   6/1/2000 - 5/31/2001              $1.51                  $32,868.17
   6/1/2001 - 5/31/2002              $1.57                  $34,174.19
   6/1/2002 - 5/31/2003              $1.63                  $35,480.21
   6/1/2003 - 6/30/2004              $1.70                  $37,003.90

          Notwithstanding the foregoing, the Base Monthly Rent for June, 1999, shall be prorated to include only Base Monthly Rent for Suite 450.

     6.   TENANT's SHARE OF INCREASED COSTS.
          ---------------------------------

          (a) The Base Rent payable during each calendar year or part thereof during the Term, after the calendar year 1999 (the calendar year 1999 being hereinafter referred to as the "Base Year") shall be increased by Tenant's Share of Increased Costs, as specified in the Basic Lease Information, of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord in the Base Year. As used herein "Operating Expenses" means all costs, expenses and disbursements of any kind related to the administration, management, repair, operation and maintenance of the Building or any portion thereof, including without limitation, wages, salaries and other payroll costs and expenses, janitorial maintenance, guard and other services, Building office rent or rental value, power, water, waste disposal and other utilities, materials and supplies, maintenance and repairs, insurance, and depreciation on personal property and costs of making improvements to the Building or Common Areas that are required by laws which come into effect after execution hereof, including, without limitation, improvements required by the Americans With Disabilities Act (42 U.S.C. Section 12181 et seq.); provided, however, that Operating Expenses shall
                     -- ---
not include (i) taxes covered under paragraph (b) below; (ii) depreciation other than depreciation on exterior window draperies and carpeting in public corridors and Common Areas, if any; (iii) costs incurred for leasing, renovating, improving or decorating vacant space or space for other tenants in the Building;
(iv) real estate brokers' commissions; (v) interest; (vi) except as set forth in
Section 6(f) below, capital items; (vii) costs arising as a result of a violation of any law(s) applicable to the Building by Landlord, other tenants of the Building or their respective agents, employees or contractors or costs to bring the Building into compliance with any applicable laws which are in effect as of execution hereof; (viii) costs incurred to correct any construction defects in the Building or to comply with any conditions, covenants or restrictions affecting the Building in effect as of execution hereof; (ix) costs incurred in connection with negotiations or disputes with other tenants or occupants of the Building and costs arising from the violation of any lease or agreement by Landlord or any other tenant or occupant of the Building;(x) without limitation on the provisions of Section 46 below, costs incurred in the remediation of Hazardous Materials; and (xi) costs for which Landlord receives reimbursement from a third party (except from other tenants in the Building as a share of Operating Expenses in accordance with this provision or a similar provision in such tenants' leases). The cost of premiums for earthquake or flood insurance, if incurred by Landlord after the Base Year, shall be added to the Base Year calculation and Tenant shall only be responsible for its share of the amount exceeding the amount attributed to the Base Year. In the event that the Building is less than ninety-five percent (95%) occupied, actual Operating Expenses for both the Base Year and each subsequent calendar year shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses had ninety-five percent (95%) of the total rentable area of the Building been occupied and assessed.

          (b) The Base Rent payable during each calendar year, or part thereof during the Term, after the calendar year 1999 (the "Base Tax Year"), shall also be increased by Tenant's Share of Increased Costs, as specified in the Basic Lease Information, of the total dollar increase, if any, in real and personal property taxes, rental tax, gross receipts tax and any tax, tax assessment, special assessment, charges or other imposition of any nature whatsoever levied wholly or partly in lieu thereof, whether or not such tax, tax assessment, special assessment, charge or other imposition is presently within the contemplation of the parties, levied against the Building and fixtures and other property used in connection with the operation or maintenance of the Building for such calendar year, over such taxes for the Base Tax Year. In the event that the Building is less than ninety-five percent (95%) occupied, the actual amount of said taxes and assessments for both the Base Tax Year and each subsequent calendar year shall be adjusted to equal Landlord's reasonable estimate thereof had ninety-five percent (95%) of the total rentable area of the Building been occupied and assessed.

          (c) Prior to the start of each calendar year or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of amounts payable under paragraphs (a) and (b) above for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Landlord that the amounts payable under either paragraph (a) and (b) above for the current calendar year will vary from its estimate by more than five percent (5%), Landlord shall, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

          (d) Within a reasonable time after the close of each calendar year, Landlord shall deliver to Tenant a statement of amounts payable under paragraphs
(a) and (b) above for such calendar year. If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Tenant shall be given a credit towards future rents owed in an amount equivalent to the overpayment. If such statement shows an amount owing by Tenant that is more than the estimated payment for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

          (e) If, for any reason, this Lease shall terminate on a day other than the last day of a calendar year, the amount of increase (if any) in rent payable by Tenant applicable to the calendar year in which such termination shall occur shall be equitably prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to three hundred sixty-five (365).

          (f) Tenant shall be charged for the amortization, with a market rate of interest, of the cost of installation of capital investment items that are for the purpose of reducing operating costs or which result in energy conservation or that may be required by applicable law or governmental authority. All such costs shall be amortized over the reasonable life of the capital investment items, with the reasonable life and amortization schedule to be determined in accordance with sound management accounting principles.

          (g) All amounts payable under this Section 6 shall be considered additional rent.

          (h) Upon reasonable advance written notice by Tenant to Landlord, given not more often than once per statement described above and within sixty
(60) days after Tenant's receipt of the statement described in Subsection 6(d) above, Tenant shall be permitted to examine the books and records in Landlord's possession which are pertinent to the Operating Expenses and Taxes described in such statement. Such examination shall be conducted at Tenant's sole expense and at Landlord's office or at such other place where such books and records are commonly kept by Landlord, and shall be conducted so as not to interfere with Landlord's normal business operations. If Tenant fails to conduct such examination within sixty (60) days after its receipt of a statement as set forth above, then Tenant's right to conduct such examination shall be deemed waived with respect to such statement and such statement shall be final and binding upon Landlord and Tenant. If such examination reveals an overpayment of Operating Expenses or Taxes for the period covered-by such statement, then, provided Landlord does not reasonably dispute the results thereof, Landlord shall credit such overpayment against the next monthly rent payment of Tenant, or if the Term hereof has expired, Landlord shall promptly refund the overpayment to Tenant. If such examination reveals an underpayment of Operating Expenses or Taxes for the period covered by such statement, then Tenant shall pay the same with its next monthly rent payment, or if the Term hereof has expired, Tenant shall pay the same within fifteen (15) days after receipt of the examination results. If Tenant's examination reveals an overstatement of Operating Expenses of five percent (5%) or more, then the reasonable costs and expenses of Tenant's examination shall be paid by Landlord.

     7.   USE.
          ---

          (a) The Premises shall be used for general office purposes and as a computer server room containing fiber optic and telephone devices and electrical switching devices (the "Data Center"), and for no other purpose without the written consent of Landlord. Tenant shall not do or permit to be done in or about the

Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or allow any excessive noises, vibrations or odors to emit from the Premises, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Tenant shall keep the blinds closed on any first (1st) floor windows through which telephone or computer equipment may be seen from outside the Premises, as determined by Landlord.

          (b) Tenant shall not use the name of the Building or any similar name in connection with any business carried on by Tenant (except as Tenant's address) without written consent of Landlord which Landlord may withhold in its sole and absolute discretion.

          (c) Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the zoning of the Building or the suitability of the Premises for the conduct of Tenant's business, nor whether said business is permitted by law.

     8.   SERVICES.
          --------

          (a) Landlord shall maintain the public and common areas of the Building, such as lobbies, stairs, elevators, corridors and restrooms in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense.

          (b) Landlord shall furnish the Premises with (i) electricity for lighting and the operation of office machines consistent with normal general office use, (ii) heat and air conditioning to the extent reasonably required in Landlord's judgment for the comfortable occupation of the Premises for normal general office use during the reasonable and usual business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and between the hours of 8:00 a.m. and 1:00 p.m. on Saturday (exclusive of Sundays and Holidays) or such shorter period specified or prescribed by any applicable policies or regulations adopted by any utility or government agency, (iii) elevator service (if an elevator currently exists in the Building), (iv) lighting replacement (for building standard lights), (v) restroom supplies, and (vi) daily janitor service based on normal general office use five nights per week (exclusive of holidays) furnished in the manner that such services are customarily furnished in comparable buildings in the Irvine area. If Tenant requires any utilities or services during times other than the business hours set forth in item (ii) above, then Tenant shall promptly upon demand reimburse Landlord for all costs of providing the same, as reasonably estimated by Landlord. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (1) the installation, use or interruption of use of any equipment used for the furnishing of any of the foregoing services or of any phone lines, (2) failure to furnish or delay in furnishing any such services when such failure or delay is caused by repair, accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building, or (3) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts to remedy the interruption in the furnishing of such services. Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local agencies or utilities suppliers in reducing energy or other resource consumption. Landlord shall be under no obligation to provide additional or after-hours heating or air conditioning, but if Landlord elects to provide such services at Tenant's request, Tenant shall pay Landlord the then current Building standard rate for such services as determined by Landlord.

          (c) Whenever heat generating machines or equipment or lighting other than Building standard lights are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, unless installed by Tenant pursuant to Section 2.13 of Exhibit "B", Landlord shall have
                                                -----------
the right to install
supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon billing by Landlord. In addition, Tenant shall enter into and pay for a service contract with a licensed air-conditioning contractor to service the supplementary air-conditioning units. If Tenant installs lighting or equipment requiring power in excess of that required for normal lighting or desk-top office equipment or normal copying equipment, Tenant shall pay for the cost of such excess power as additional rent, together with the cost of installing any additional risers or other facilities that may be necessary to furnish such excess power to the Premises.

          (d) In the event that Tenant has unusual needs with regard to the services to be provided by Landlord set forth above, including but not limited to, any unusual utility usage or installation, Tenant shall immediately notify Landlord in writing of same. In the event of any of the above situations requiring additional electricity, Landlord, at its option, may: (i) cause same to be separately metered at Tenant's expense including the expense of installation of such meters, in which case Tenant shall pay the cost of a monthly meter reader to read the meter(s), or (ii) equitably estimate the cost thereof to be charged directly to Tenant. If Tenant fails to give Landlord written notice of Tenant's unusual needs for services, Landlord may back-charge Tenant for an equitable amount to compensate Landlord for such extra electrical usage; provided, however, Tenant's use of electric current shall never exceed the capacity of the feeders to the Building in which the Premises is located or the risers or wiring installation.

     9.   TAXES PAYABLE BY TENANT.
          -----------------------

          In addition to the monthly rental and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Landlord's work under Exhibit "B" regardless of whether
                                             ------------
title to such improvements shall be in Tenant or Landlord; (b) upon or measured by the monthly rental payable hereunder, including, without limitation, any gross income tax or excise tax levied by the City of Irvine, the State of California, the Federal Government or any other governmental body with respect to the receipt of such rental; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; and (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

     10.  IMPROVEMENTS. REPAIRS AND ALTERATIONS.
          -------------------------------------

          Upon taking possession of the Premises as set forth herein, Tenant shall, be deemed to have accepted the Premises as being in tenantable and good condition. Upon delivery thereof, the Premises (and all Building systems directly serving the Premises except those which Tenant is responsible for installing in connection with the Tenant Improvements) shall be in good condition, order and repair and the Premises roof shall be watertight. Tenant shall, at Tenant's sole cost and expense, repair and maintain the Premises and every part thereof in good order and condition and, except as expressly provided in Section 15 below, in compliance with all applicable laws, ordinances and regulations and, subject to the third sentence of this Section 10, Tenant shall, at Tenant's sole cost and expense, make any change or alterations to the Premises required thereby. Without limiting the foregoing, Tenant shall, at its sole cost and expense, cause the Premises to comply at all times with the requirements of Title III of the Americans With Disabilities Act (42 U.S.C.
Section 12181 et seq.), the regulations now or hereafter adopted pursuant
              -- ---
thereto, and any and all applicable laws, statutes, ordinances, rules and regulations concerning public accommodations for disabled persons now or hereafter in effect. Notwithstanding the foregoing, Tenant shall not alter or change the Premises or any other portion of the Building without the prior written consent of Landlord, which shall not be withheld for changes required by law, except that such changes shall be subject to Landlord's reasonable approval of plans therefor and Landlord may elect to have its own contractors perform any such alterations that affect Building systems, utilities or structural portions and Tenant shall reimburse Landlord for the reasonable costs thereof within five
(5) business days after written demand. Notwithstanding the immediately preceding sentence, Tenant shall have the right (i) to make interior, non-structural alterations which do not affect the Building systems (including, without limitation; mechanical, electrical, HVAC, plumbing and life and safety systems) and which do not cost more than $10,000 in the aggregate over the Term of the Lease and (ii) to install cables, computer lines and telephone lines in the Premises subject to Landlord's approval as to size, design, layout, location and method of installation. Tenant hereby waives the provisions of Subdivision (1) of Section 1932 of the Civil Code of California, and any successor or similar statute or law. All improvements, repairs and/or alterations that may be required of or desired by Tenant shall be done by Landlord's contractor but at the cost of Tenant. All improvements, repairs, and alterations shall become the property of Landlord and shall remain upon and be surrendered with the Premises; provided, however, that at Landlord's option, Tenant shall, at Tenant's expense, when surrendering the Premises, restore the same to their original condition. All damage or injury done to the Premises by Tenant, or by any persons who may be in or upon the Premises with the consent of Tenant, shall be paid for by Tenant. Tenant shall, at the termination of this Lease by the expiration of time or otherwise, surrender and deliver up the Premises to Landlord in as good condition as when received by Tenant from Landlord, reasonable wear and tear excepted and subject to the following (to the extent not caused or created by Tenant, its agents, employees or invitees): (i) acts of God, (ii) casualty, (iii) condemnation, (iv) the presence of Hazardous Materials not caused or created by Tenant, its agents employees or contractors, and (v) improvements, repairs and/or alterations which Landlord has requested to remain in the Premises. Tenant shall pay for all damage to the Building, as well as all damage to tenants or occupants thereof, caused by Tenant's misuse or neglect of the Premises or the appurtenances thereto.

     11.  LIENS.
          -----

          Tenant shall keep the Premises and the Building free from any mechanic's and/or materialmen's liens or other liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall notify Landlord at least seventy-two (72) hours prior to the commencement of any work or activity on the Premises which may give rise to such liens and Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens. If a mechanic's lien is filed as a result of Tenant's activities, Tenant shall promptly cause such lien to be removed, or if Tenant contests the correctness or validity of any claim of lien, Tenant shall provide Landlord with evidence that Tenant has recorded a statutory lien release bond pursuant to California Civil Code Section 3143 and has given notice thereof pursuant to California Civil Code
Section 3144.5 or any successor statutes pertaining to those Sections. If Tenant fails to do so, Landlord may, but need not (i) record the statutory lien release bond, and charge Tenant the bond premium together with interest thereon as additional rent hereunder, or (ii) Landlord may, at its option, pay the lien or any portion of it without inquiry as to its validity. Any amounts paid by Landlord to remove a mechanics' lien, including all expenses and reasonable attorneys' fees incurred by Landlord, shall be due and payable by Tenant to Landlord immediately upon demand, together with interest, until paid.

     12.  DAMAGE AND DESTRUCTION.
          ----------------------

          If the Premises or the Building are completely destroyed by any cause insured against under a standard form fire and extended coverage policy of insurance, or are so damaged thereby that they are untenantable within one hundred eighty (180) days after the date of such destruction or damage, Landlord or Tenant may terminate this Lease by written notice to the other given within five (5) business days after the end of the one hundred eighty (180) day period. Within forty-five (45) days after the date of such destruction or damage, Landlord shall give written notice to Tenant as to whether or not the Premises will be rendered tenantable within one hundred eighty (180) days after the date of such destruction or damage. If this Lease is not terminated by Landlord or Tenant as set forth above, Landlord shall with due diligence render the Premises tenantable to the extent insurance proceeds are available therefor, and rent allocable to the untenantable portion of the Premises shall be abated while such portion remains untenantable. If the Premises or the Building are damaged or destroyed by any cause other than a cause insured against under Landlord's standard form fire and extended coverage policy of insurance or if more than twenty-five percent (25%) of the replacement value of the Building is destroyed, then Landlord may terminate this Lease by written notice to Tenant given within thirty (30) days after such damage or destruction, which termination shall be effective as of the date of the notice. Notwithstanding anything to the contrary herein, if the Building or the Premises are damaged or destroyed within the last twelve (12) months of the Term of this Lease, then Landlord may terminate this Lease upon written notice to Tenant given within thirty (30) business days after the damage or destruction occurs. Tenant hereby waives the provisions of Subdivision 2 of Section 1932 of the California Civil Code and the provisions of Subdivision 4 of Section 1933 of the California Civil Code, and all successor and similar statutes and laws and agrees that this Section 12 is intended to govern damage and destruction to the Premises and the Building.

     13.  WAIVER OF SUBROGATION.
          ---------------------

          Prior to or immediately after the execution of this Lease, Tenant shall procure from its insurers under all polices of property, liability, workmen's compensation and other insurance now or hereafter existing during the Term, and purchased by it insuring or covering the Premises or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer might otherwise have. Prior to or immediately after the execution of this Lease, Landlord shall procure from its insurers under all polices of property, liability, workmen's compensation and other insurance now or hereafter existing during the Term, and purchased by Landlord insuring or covering the Building or any portion thereof, or operations therein, a waiver of all rights of subrogation which the insurer might otherwise have. The waiver of subrogation under this Section 13 shall be applicable to Landlord's and Tenant's respective agents, employees, contractors, successors, assigns and tenants or subtenants and shall apply to all perils actually insured against by Landlord or Tenant without regard to negligence or willful misconduct of the party so released.

     14.  INDEMNIFICATION.
          ---------------

          Tenant hereby waives all claims against Landlord, its agents, employees and contractors for damage to Tenant's business or any of Tenant's or any other person's or entity's property or injury to or death of any person in, upon or about the Premises arising at any time and from any cause other than solely by reason of the willful act or gross negligence of Landlord, its agents, employees or contractors. Tenant shall defend (by counsel acceptable to Landlord), indemnify and hold Landlord harmless from and against any and all losses, claims, damages, liabilities and costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) arising directly or indirectly from Tenant's (or any of Tenant's subtenants', assignees', agents', contractors', employees', invitees', licensees' or guests') violation of any of the terms, covenants or conditions of this Lease or from the use or occupancy of the Premises, the Building, the Generator (as defined in Exhibit "B" attached
                                                         -----------
hereto) and/or the property upon which the Generator is located, except for those losses, claims, damages, liabilities and costs and expenses caused solely by the willful misconduct or gross negligence of Landlord, its agents, employees or contractors. Tenant's obligations and Landlord's rights under this Section 14 shall survive the expiration or earlier termination of this Lease.

         Landlord shall indemnify, protect, defend (by counsel reasonably satisfactory to Tenant), and hold Tenant harmless from and against any and all claims, demands, actions, obligations, losses, liabilities, damages, costs, and expenses (including, without limitation, reasonable attorneys' and other professional fees), incurred by or asserted against Tenant in connection with any claim, action, or demand for bodily injury or death or property damage arising out of (i) any negligent act or omission or willful misconduct of Landlord or of any of Landlord's employees, officers, agents, contractors, or representatives occurring on or about the Common Areas to the extent the same is covered Under a standard commercial general liability insurance policy, (ii) or any construction defects in the Premises unless due to construction or installation of improvements or alterations in the Premises by Tenant, its agents employees or contractors, or (iii) in connection with any Hazardous Materials present in the Building or the Premises not caused or created by Tenant, its agents employees or contractors. Landlord's indemnity hereunder shall exclude any claims for lost profits, loss in value, or other consequential damages and shall not apply to the extent of any (a) negligence or willful misconduct of Tenant or Tenant's agents, employees or contractors, or (b) breach of any of Tenant's warranties or obligations hereunder. Landlord's obligations and Tenant's rights under this Section 14 shall survive the expiration or earlier termination of this Lease.

     15.  COMPLIANCE WITH LAW.
          -------------------

          Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any directions or occupancy certificates issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, or Tenant's business conducted therein, excluding remediation of any Hazardous Materials not caused or created in any manner by Tenant and further excluding structural changes that are not required due to improvements made by or for Tenant or due to Tenant's acts, but including alterations to the Premises required by the Americans With Disabilities Act that are required due to Tenant's alterations to the Premises. Notwithstanding the foregoing, any cost to bring the Premises into compliance with existing (i) applicable laws, (ii) conditions, covenants or restrictions, or (iii) lender's requirements, which are in effect as of execution hereof for the Premises based on normal general office use shall be at Landlord's cost. Tenant shall be responsible for compliance with all applicable laws for the Premises being used for other than normal general office use.

     16.  INSURANCE.
          ---------

          (a) Tenant shall, at its sole cost and expense, during the Term of this Lease, cause all improvements at any time located in the Premises (other than the Building standard tenant improvements) and all equipment and fixtures from time to time used or intended to be used in connection with the operation and maintenance of the Premises, to be insured for the mutual benefit of Landlord and Tenant against loss or damage by fire and against loss or damage by other risks now or hereafter included in the All-Risk insurance policy, in an amount equal to the full insurable value thereof. All proceeds from such insurance shall be used for the repair or replacement of such improvements, equipment and fixtures.

          (b) Notwithstanding any other provisions of this Lease, Tenant, at its own expense, shall also maintain the following insurance coverage. All coverage shall be primary and non-contributory over any insurance the Landlord may elect to provide on his behalf. Upon the commencement of the Term, and upon renewal of such insurance coverage, Tenant shall deliver to the Landlord an original certificate of such insurance from the insurer providing a minimum of thirty (30) days' notice of cancellation or modification. All policies of insurance required to be carried by Tenant under this Section 16 shall be in form satisfactory to Landlord, shall name Landlord as an additional insured, shall be issued by responsible insurance companies which are licensed to do business in the State of California, and shall have a Best's rating of at least "A" and a financial rating of not less than "X" and have been approved in writing by Landlord. The policies shall contain cross-liability endorsements or their equivalent, and shall be for the mutual and joint benefit and protection of Landlord, Tenant and any other party designated by Landlord as an additional insured.

               (1) Worker's Compensation and Employer's Liability. Tenant shall maintain Worker's Compensation insurance sufficient to comply with all applicable State and/or Federal laws and an Employer's Liability policy with a limit of not less than $1,000,000.

               (2) Commercial General Liability. Tenant shall maintain a Commercial General Liability policy with limits of liability not less than $2,000,000 per occurrence and $3,000,000 general aggregate for Bodily Injury and Property Damage and $2,000,000 aggregate products/completed operations coverage. Such policy shall specifically name the Landlord as additional insured. Landlord may, at its discretion, request evidence of products insurance.

               (3) Business Interruption. Tenant shall also maintain a policy of (or obtain an endorsement providing) business interruption insurance insuring Tenant against losses from interruption of its use of the Premises for any reason with coverage for a period of not less than one (1) year.

               (4) Property Insurance. Tenant shall maintain an All-Risk property insurance policy on all personal property and tenant improvements and betterments for not less than ninety percent (90%) of the replacement cost of the same. Tenant's property policy shall not provide for a deductible in excess of $5,000 without prior written approval of Landlord.

     17.  ASSIGNMENT AND SUBLETTING.
          -------------------------

          Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease, or any interest therein, either voluntarily, involuntarily, or by operation of law, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and employees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without the written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may transfer its interest in the Premises to (i) a parent company, subsidiary, or affiliate of Tenant which controls or is controlled by or is under common control with Tenant, (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization or government action, or (iii) a purchaser of all or substantially all of Tenant's assets (collectively "Affiliate"), without Landlord's consent, but upon thirty (30) days prior written notice. If Tenant is a corporation, then a change or changes in the ownership of Tenant, whether voluntarily, involuntarily, or by operation of law, which aggregate(s) fifty percent (50%) or more of total capital stock of Tenant or fifty percent (50%) or more of voting capital stock of Tenant shall be deemed an assignment of this Lease. Notwithstanding the immediately preceding sentence, so long as Tenant's stock is sold on a nationally recognized public exchange, no sale of stock shall be deemed an assignment or subletting. a consent to one assignment, mortgage, pledge, subletting, occupation, or use by any other person shall not relieve Tenant from any obligation under this Lease and shall not be deemed to be a consent to any subsequent assignment, mortgage, pledge, subletting, occupation or use by another person. Any assignment, mortgage, pledge, subletting, occupation or use without such consent shall be void, and shall, at the option of Landlord, terminate this Lease. Tenant's request for Landlord's consent pursuant to this Section 17 shall be submitted in writing at least forty-five
(45) days prior to the date Tenant desires to secure such consent. Such request shall be accompanied by all relevant information reasonably necessary for Landlord to consider such request. Any request for Landlord's consent pursuant to this Section 17 shall also be accompanied by a payment to Landlord of $500.00 for the review, evaluation, and/or preparation of any materials or documents; provided, however, if Landlord elects to terminate pursuant to this Section 17, the $500.00 shall be refunded to Tenant. In lieu of considering any such request (other than a request to the mortgage or pledge of this Lease) following the initial Term of this Lease, Landlord may, within fifteen (15) days after receipt thereof from Tenant, notify Tenant of Landlord's election to terminate this Lease (or if a subletting of only a part of the Premises is involved, terminate this Lease only as to that part and reduce the rent and other monetary obligations of Tenant proportionately), which election, if made, shall be effective no less than sixty (60) nor more than ninety (90) days after the date of such election. If such election is made by Landlord, Tenant shall surrender the Premises (or if a subletting of only a part of the Premises is involved, only that part) to Landlord on the effective date of such termination, and Tenant shall thereafter incur no further liability under this Lease for the Premises (or for that part of the Premises required to be surrendered).

          Tenant and Landlord shall equally divide any sums or other economic consideration for which Tenant is entitled to as a result of an assignment, sublease or transfer of Tenant's interest in and to the Premises, or any portion thereof (other than (i) the rental or other payments received which are attributable to the cost of leasehold improvements made to the assigned or sublet portion of the Premises at the cost of Tenant, (ii) any brokerage commission related to the assignment or sublet, and (iii) any reasonable attorneys' fees related to the assignment or sublet, provided that each of the foregoing costs are amortized over the term of the assignment or sublease, as applicable), whether denominated rentals under the sublease or otherwise, which exceed in the aggregate the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such assignment or sublease) ("Net Proceeds"). Said Net Proceeds shall be paid to Landlord (i) in the case of an assignment, in its entirety promptly following the effective date of the assignment, or (ii) in the case of a sublease, on a monthly basis, along with Tenant's payment of Base Monthly Rent, without affecting or reducing any other obligation of Tenant hereunder.

          Regardless of Landlord's consent, no subletting or assignment (including subletting or assignment to an Affiliate) shall release Tenant of Tenant's obligations hereunder or otherwise alter the primary liability of Tenant hereunder. The acceptance of rent or any other sum by Landlord from any person or entity shall not be deemed to be a waiver by Landlord of any provision hereof. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or successor. Landlord may consent to subsequent subletting or assignments of this Lease by assignees of Tenant without notifying Tenant or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of any liability under this Lease.

     18.  RULES.
          -----

          Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease as Exhibit "D" and, after notice thereof, all
                                     -----------
reasonable modification thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations.

     19.  ENTRY BY LANDLORD.
          -----------------

          Landlord may enter the Premises at reasonable hours upon twenty-four
(24) hours prior notice (except (i) in the event of emergency or to provide services pursuant to subsection (d) below in which case no notice shall be necessary or (ii) only eight (8)hours prior notice shall be required with respect to exhibiting the Premises to prospective tenants during the last seven
(7) months of the Term; provided, however, that Tenant shall use reasonable efforts to cooperate with Landlord in the event Landlord provides fewer than eight (8) hours notice) to: (a) inspect the same; (b) exhibit the same to prospective purchasers, lenders or tenants; (c) determine whether Tenant is complying with all of Tenant's obligations hereunder; (d) supply janitor service and any other service to be provided by Landlord to Tenant hereunder, (e) post notice of non-responsibility; and (f) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility service or make repairs, alterations or improvements to any other portion of the Building, provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance) and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

     20.  EVENTS OF DEFAULT.
          -----------------

          The occurrence of any one or more of the following events ("Events of Default") shall constitute a breach of this Lease by Tenant: (a) if Tenant shall fail to pay any rent (including Base Rent and Tenant's Share of Increased Costs) within three (3) days after the date such rent becomes due and payable, or (b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) business days after receipt of written notice that such payment is overdue; or (c) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations described in Section 18 to be performed or observed by Tenant, such failure shall continue for more than thirty (30) days after notice thereof from Landlord and Tenant shall not within such period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with clue diligence and dispatch the curing of such default; or (d) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall fail any answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or (e) if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within thirty
(30) days after the appointment without the consent or acquiescence of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days; or (g) if any other event occurs which is described in this Lease as a material breach of, or default under, this Lease.

     21.  TERMINATION UPON DEFAULT.
          ------------------------

          If an Event of Default shall occur, Landlord at any time there after may give a written termination notice to Tenant, and on the date specified in such notice (which shall be not less than three (3) days after the giving of such notice) Tenant's right to possession and this Lease shall terminate, unless on or before such date all rent and other sums payable by Tenant under this Lease (together with interest thereon at the maximum rate allowable by law) and all costs have been paid by Tenant and all other breaches of this Lease by Tenant at the time existing shall have been fully remedied. Upon such termination, Landlord may recover from Tenant: (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which results therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the rate of ten percent (10%) per annum. The worth at the time of award of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purposes of determining unpaid rent under clauses (a), (b) and (c) above, the monthly rent reserved in this Lease shall be deemed to be the rent due under Sections 4 and 5 above, as adjusted by Section 6.

     22.  CONTINUATION AFTER DEFAULT.
          --------------------------

          Landlord also has the remedy described in California Civil Code
Section 1951.4 (Lessor may continue Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, if Lessee has the right to sublet or assign, subject only to reasonable limitations). Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

     23.  OTHER RELIEF.
          ------------

          The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise.

     24.  PARKING.
          -------

          Unless Tenant is in default under this Lease resulting in delivery of a written termination notice pursuant to Section 21 above, Tenant shall be entitled to fifty-four (54) unreserved vehicle parking spaces (based on (i) 3.8 spaces per 1,000 usable square feet in the Premises which is used as office space, and (ii) 1 space per 750 usable square feet in the Premises which is used as light industrial space (i.e., the Data Center)) in the Building parking facility at no cost to Tenant during the initial Term of the Lease or the Extension Term, if exercised. Thereafter, if applicable, parking spaces shall be subject to a monthly parking fee for such spaces designated by Landlord for parking, with Landlord reserving the right to set and increase monthly parking fees for such spaces from time to time during the Term of this Lease. Upon Tenant's completion of the Tenant Improvements, Tenant shall provide Landlord with certification by Tenant's Space Planner (as defined in Exhibit "B" attached
                                                            -----------
hereto) of the usable square footage of the Data Center (which usable square footage shall be subject to Landlord's verification), and the number of parking spaces set forth above shall be adjusted accordingly (i.e., 19,435 [-] Data Center usable square footage = office space usable square footage; [(office space usable square footage/1,000) * 3.8] + [(Data Center usable square footage/750] = total unreserved vehicle parking spaces). Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved, if it determines in its reasonable discretion that it is necessary for orderly and efficient parking. Tenant shall not use more parking than said number. If Landlord has not assigned specific spaces to Tenant, Tenant shall not use any spaces which have been so specifically assigned by Landlord to other tenants or for such other uses as visitor parking or which have been designated by governmental entities with competent jurisdiction as being restricted to certain uses. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parking in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Section 24, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Landlord reserves the right at any time to relocate such spaces and to substitute an equivalent number of parking spaces in a parking structure or subterranean parking facility or in a surface parking area within a reasonable distance of the Premises.

          If requested by Landlord, Tenant shall submit a written notice in a form reasonably specified by Landlord containing the names and office addresses and telephone numbers of those persons who are authorized by Tenant to use the parking spaces on a monthly basis (the "Authorized Users") and shall use its best efforts to identify each automobile by make, model and license number. Such notice, as amended from time to time, is hereafter referred to as the "Parking Notice." No person whose name, address, and phone numbers are not contained in the Parking Notice shall have any right to park an automobile in the area of the parking facilities designated for monthly parking and no person whether or not their name is included in the Parking Notice shall have any right to park an automobile not identified in the Parking Notice without (in either case) paying the parking charge then applicable for daily parking in the parking facilities for the Building and parking in the area designated for daily parking.

          Tenant and Authorized Users shall comply with all rules and regulations as set forth in the Parking Rules and Regulations portion of the rules and regulations adopted by Landlord from time to time. Landlord may refuse to permit any person who violates the Parking Rules and Regulations to park in the parking facility, and any violation of the rules shall subject the car to removal. Tenant agrees to use its best efforts to acquaint all Authorized Users and visitors with the Parking Rules and Regulations.

          All responsibility for damage to cars is assumed by Authorized Users. Tenant shall repair or cause to be repaired at its sole cost and expense any and all damage to the parking facility or any part thereof caused by Tenant or its Authorized Users or resulting from vehicles of Authorized Users.

     25.  INTENTIONALLY OMITTED

     26.  TRADE FIXTURES.
          --------------

          Subject to the provisions of Sections 7 and 8 hereof, Tenant shall install and maintain, its trade fixtures on the Premises, provided that such fixtures, by reason of the manner in which they are affixed, do not become an integral part of the Building or Premises. Tenant, if not in default hereunder, may at any time or from time to time during the Term, or upon the expiration or earlier termination of this Lease, alter or remove any such trade fixtures so installed by Tenant. If not so removed by Tenant on or before the expiration or earlier termination of this Lease, Tenant, upon the request of Landlord to do so, shall thereupon remove the same. Any damage to the Premises caused by any installation, alteration or removal of such trade fixtures shall be promptly repaired at the expense of Tenant.

     27.  SUCCESSORS AND ASSIGNS.
          ----------------------

          Subject to the provisions hereof relating to assignment, mortgaging, pledging and subletting, this Lease shall bind the heirs, executors, administrators, successors and assigns of any and all the parties hereto.

     28.  TIME.
          ----

          Time is of the essence of this Lease.

     29.  LANDLORD's DEFAULT.
          ------------------

          If Landlord shall default in the performance of any of its obligations under this Lease, Tenant shall have no right to pursue any remedies against Landlord, including, without limitation, termination of this Lease, unless and until Tenant shall have given Landlord written notice of the default and Landlord shall not have commenced the cure of such default within thirty (30) days after receipt of the notice, or thereafter shall not diligently prosecute the cure to completion. Satisfaction of any money judgment obtained against Landlord shall be satisfied only out of: (i) proceeds of sale or disposition of Landlord's interest in the Building, whether by Landlord or by execution of judgment; or (ii) rentals and other payments from tenants in the Building.

     30.  INTENTIONALLY OMITTED

     31.  LANDLORD's RIGHT TO CURE DEFAULTS.
          ---------------------------------

          All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be performed at Tenant's sole cost and expense and without any abatement or setoff against rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent payable hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rent.

     32.  ATTORNEYS' FEES.
          ---------------

          If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord or Tenant shall use the services of any attorney in order to secure compliance with such provisions or recover damages therefore, or to enforce any judgment or to terminate this Lease or, in Landlord's case, to evict Tenant, the non-prevailing party shall reimburse the prevailing party upon demand for any and all reasonable attorneys' fees and expenses so incurred by such prevailing party, including but not limited to, fees and expenses incurred in connection with appellate proceedings, enforcement proceedings and bankruptcy proceedings (and the obligation to pay such fees and expenses shall survive and not be merged into any judgement).

     33.  EMINENT DOMAIN.
          --------------

          Should the whole or any part of the Premises be condemned and taken by any competent authority for any public or quasi-public use or purpose, all awards payable on account of such condemnation and taking shall be payable to Landlord, and Tenant hereby waives all interest in or claim to said awards, or any part thereof. If the whole of the Premises shall be so condemned and taken, then this Lease shall terminate. If a part only of the Premises is condemned and taken and the remaining portion thereof is not suitable for the purposes of which Tenant had leased said Premises, Tenant shall have the right to terminate this lease. If by such condemnation and taking a part only of the Premises is taken, and the remaining part thereof is suitable for the purposes for which Tenant has leased said Premises, this lease shall continue, but the rental shall be reduced in an amount proportionate to the value of the portion taken as it related to the total value of the Premises. a voluntary sale of the building by Landlord to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be taking under the power of eminent domain for purposes of this Section 33.

     34.  SUBORDINATION.
          -------------

          This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modification, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of the Lease, unless this Lease is otherwise terminated pursuant to its terms. If at any time any mortgagee, trustee or ground landlord shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, then this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lira of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney in fact and in Tenant's name, place and stead, to do so. If Tenant fails to execute any documents required to be executed by Tenant under this Section within fifteen (15) days after written demand by Landlord, then such failure shall constitute an Event of Default under this Lease.

     35.  NO MERGER.
          ---------

          The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work at merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

     Delivery Dock Hours:                   Monday-Friday 7:00 A.M. to 5:00 P.M.
     Freight Elevator Hours:                Monday-Friday 6:00 A.M. to 6:00 P.M.

     Note:  Other hours of access are available with prior arrangement.

8.   Building access hours:

         Monday-Friday:  6:00 AM to 10:00 PM
         Saturday:       8:00 AM to 6:00 PM
         Sunday:         10:00 AM to 6:00 PM

         Note:  Other hours of access are available with prior arrangement.

9. Contractor, subcontractors and materialsmen are responsible for maintaining the condition of docks, elevators and corridors used. Contractor is responsible to protect floor and walls in corridors leading from the freight elevator to the entrance of the construction sight, as well as freight door jams.

10. All materials are to be stored at the Job Site or in designated storage areas. No materials are to be stored in corridors or in public areas. The Landlord's Agent may provide minimum secured storage for materials with prior arrangement.

11. Contractor, subcontractors and materialsmen must arrange access to areas other than Job Site at a minimum of 48 hours in advance.

12. All work areas are to be visually and materially protected from the tenants and general public. Radios or other excessive noise are not permitted. All Contractors will be held responsible for compliance with O.S.H.A. Rules and Regulations.

13. Toxic materials or odor-causing liquids are not to be used without prior scheduling with the Landlord's Agent, and prior notice to the tenants in suites adjacent to the Job Site.

14. All non-Job Site areas of the building are to be kept clean; dust, debris and materials are to be cleaned immediately. There is to be no tracking of material residue through corridors or public areas.

15. The Contractor and subcontractors are to ensure the Job Site is left broom clean at the completion of each scheduled work day. No trash or excess materials are permitted to remain on, in, or at the Job Site. Materials are to be disposed of in bins or by truck promptly, not staged or stored at the Job Site in any public or adjacent areas, nor disposed of in the building's
                                           ---------------------------------
     trash receptacles.
     -----------------

16. Tool clean-up is permitted in janitorial/utility closets only; no clean-up is permitted in rest rooms.

17. Contractor is to furnish adequate protection against personal injury to employees and public while work is in progress. In addition, all equipment, furniture and supplies shall be protected from damage.

18. The work area may be occupied during construction, which may require the Contractor to move and relocate furniture, files, machinery and equipment during construction. Upon the completion of the work, the contractor is to return all items relocated during the work to their original location.

19. All salvageable items removed during the course of the work that are to be reused in the job, whenever possible, are to be stored and maintained by the Contractor. All salvageable materials and items of value, as determined by Landlord's Agent, that are removed from the site, that are not to be reused in the work, shall remain the property of the Landlord's Agent, and shall be stored or disposed of as directed by the Landlord's Agent.

20. All work includes replacing, patching and finishing all adjacent surfaces or features displaced or disturbed in the performance of the work such as, but not limited to: acoustical tile, topset base, cove base, floor coverings, paint, etc. Upon completion of the work, there shall be no discrepancy between the new work and the existing work.

21. The Contractor shall not disable, interrupt or test any building utilities or systems without prior arrangement with the Agent, nor without the presence of Building Engineering personnel.

22. The Contractor shall be responsible for any stoppage, interruptions or failures to building services, utilities or incidental damages to the building during the course of the work being performed as a result of his performance of the work.

23. All Contractors are responsible for supplying the following tools or materials to the Job Site:

         a.  Ladders
         b.  Industrial vacuum cleaner
         c. Protection for corridor floor coverings, walls and ceilings from the Job Site to the elevators
         d.  Protection for the elevators and the Job Site

24. All anchoring of studs, drilling or coring of holes in concrete, applying carpet tack, and applying noxious materials (stains, fire-sealers, etc.) should be done after hours.

25. The Landlord's Agent is not responsible for providing any tools, equipment, materials or labor for the work.

26. The Contractor is responsible for the compliance to these rules and regulations by all his own personnel and those of his subcontractors, materialsmen and any other parties who may be employed for the performance and completion of the work.

                                  EXHIBIT B-1
                                  -----------

         SECTION II: LANDLORD's REQUIREMENTS FOR TENANT IMPROVEMENTS OR
                     --------------------------------------------------
                     ALTERATIONS TO LEASED SPACE BY TENANT OR CONTRACTOR(S)
                     ------------------------------------------------------
                     HIRED BY TENANT
                     ---------------

The Tenant has certain requirements to provide information to the Landlord's Agent regarding any alteration to be performed in the leased premises by Tenant. Said information is to be submitted for approval by Landlord's Agent, which approval shall not be unreasonably withheld. Below is a listing of those requirements:

     1. Two sets of plans (a.k.a. working drawings) of the work to be performed, including details of connections to any building system (i.e., electrical, life-safety, plumbing, HVAC, etc.). One set will be retained by Landlord's Agent. One set will be returned to Tenant, signed by Landlord's Agent, as the approval set of record.

     2.   List of all Contractors, sub-contractors and material suppliers.

     3. A copy of the Contractor's and sub-contractors' current construction licenses including expiration date and type.

     4. Certificates of Insurance from the Contractor, naming Master Landlord, Landlord, Landlord's Agent and Tenant as Additional Insureds, and an adequate amount of liability coverage, specifically:

          a.   General & Public Liability, no less than $1,000,000.

          b.   Workers' Compensation not less than statutory requirements.

          c. Contractor's Business Liability (Umbrella) coverage of no less than $1,000,000.

Upon submittal to Landlord's Agent of the above items, Landlord's Agent shall review the plans, list of project participants and other documentation, and make recommendations, if any, for modifications and compliance with building standards, including materials, as well as proper connections to the building systems.

After obtaining approval from the Landlord's Agent, and prior to the commencement of work, the Tenant shall provide:

     1. Hold Harmless Agreements signed by the Tenant and the Tenant's Contractor for the purpose of indemnifying the Master Landlord, Landlord, and Landlord's Agent from any liabilities, including but not limited to, liens filed against the property by any and all General Contractors, sub- contractors and sub-sub-Contractors, material suppliers and laborers.

     2. A copy of the fully executed Contract for Work between Tenant and Contractor.

     3.   A copy of all required Municipal Building Permits.

The Tenant shall be responsible for instructing the Contractor and sub-contractors to follow the building's Rules and Regulations provided herewith. The Tenant will then advise the Landlord's Agent of the commencement date of work, upon which notification the Landlord's Agent shall complete a Notice of Non-Responsibility for filing with the County Recorder's Office and posting on the job site. The Tenant shall provide Landlord with an anticipated payment schedule prior to the commencement of work.

During the performance of the work, if there is a change or addition of contractors, sub-contractors or material suppliers, the Tenant shall immediately notify the Landlord's Agent, in writing, of the change or addition. All the same qualifications shall apply to the changed or added parties.

In the event a Preliminary Lien Notice or Lien Notice is received by the Tenant, Tenant shall immediately provide a copy of same to Landlord's Agent.

Landlord's Agent may, at its option, inspect the work in progress to insure that the building's minimum standards of quality of craftsmanship are maintained.

The Tenant is responsible for coordinating with the office of the building, any access requirements for the contractor for the purpose of stocking the job, work to be performed in adjacent space, or connecting to or testing of base building systems which may disturb the normal operation of the building.

After completion of the alteration, Tenant shall obtain the completed Permit Job Card and a Temporary Certificate of

Occupancy clearly indicating the City's final Inspection by signature and date. Tenant shall submit a copy of same to Landlord's Agent as evidence of the completed alteration.

Tenant shall, at the conclusion of all work, provide original Unconditional Lien Release documents to the Landlord's Agent demonstrating the payment of all outstanding invoices for the work.

Upon completion of the work, Contractor is to provide Landlord's Agent with a set of "as-built" plans, cut sheets and specifications on all installed equipment, all warranties, and the stamped plancheck approved drawings with the permit signature card. These plans would include, but not be limited to: architectural, structural, electrical, plumbing and mechanical drawings as applicable.

If any reimbursement from Landlord's Agent is due Tenant, copies of all paid invoices to all Contractors, sub-contractors and material suppliers must accompany above said original Unconditional Lien Releases from each. Landlord's Agent shall then reimburse Tenant's costs up to the agreed upon Tenant Improvement Allowance, less any costs Landlord or Landlord's Agent may have incurred in association with the performance of the work.

These requirements neither supersede or subjugate any of the terms and conditions of the Lease for the leased space.

                                  EXHIBIT B-2

                                 [FLOOR PLAN]

                                  EXHIBIT "C"
                                  -----------

                             INTENTIONALLY OMITTED

                                  EXHIBIT "D"
                                  -----------

                             RULES AND REGULATIONS
                             ---------------------

     The following Rules and regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable modifications and additions hereto.

     (1) The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed by any tenant or used for any purpose other than ingress and egress from the respective premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

     (2) No awnings or other projection shall be attached to the outside walls of the Building or to balconies without the prior written consent of Landlord. No hanging planters, television sets or other objects shall be attached to or suspended from ceilings without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be of a quality, type, design and bulb color approved by Landlord. No awnings, furniture, trees or plants or other personal property shall be placed upon any balcony or patio, without Landlord's prior written approval.

     (3) No sign, advertisement or notice shall be exhibited, painted or affixed by any tenant on any part of, or so as to be seen from the outside of, the Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove such sign, advertisement or notice without any liability and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs on doors and director tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

     (4) The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed in the windowsills, balcony or patio railings.

     (5) The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no foreign substance of any kind shall be thrown herein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same.

     (6) No tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other floor coverings shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct or as specifically permitted under the Lease. Any tenant permitted by Landlord to lay linoleum or other similar floor covering shall not affix the same to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by the tenant by whom, or by those agents, clerks, employees or visitors, the damage shall have been caused.

     (7) If Tenant desires telephone, cable TV, computer or telegraph connections, other than for the Data Center which shall be governed by the provisions of Exhibit "B" of the Lease, Landlord will direct electricians as to where and how the wires are to be introduced.

     (8) No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant in the Premises, except for items customarily cooked in standard household microwave ovens and preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises.

     (9) No portion of the Building shall be used for manufacturing or for the storage of merchandise except as expressly permitted under the use provisions of the Lease and except as such storage may be incidental to the use of the Premises for general office purposes without Landlord's prior written approval. No tenant shall, without the prior written consent of the Landlord, occupy or permit any portion of this premises to be occupied or used for the manufacture or sale of liquor, narcotics, or tobacco in any form, as a medical office, chiropractor's office, as a barber or manicure shop, or as an employment bureau or any business other than that specifically provided for in the Lease. No tenant shall engage or pay any employees on its premises except those actually working for such tenant on its premises nor advertise for laborers giving an address at its premises. The Building shall not be used for lodging or sleeping or for any immoral or illegal purposes.

     (10) Except with the prior written consent of the Landlord, no tenant shall sell, or permit the sale at retail or otherwise of newspapers, magazines, periodicals, or theatre tickets, in or from the Building, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Building for the service or accommodation of occupants of any other portion of the Building.

     (11) Landlord reserves the right to prohibit personal goods and services vendors (as such term is defined below) from access to the Building. To the extent that Landlord permits such vendors access to the Building, such access shall be upon such reasonable terms and conditions, including but not limited to the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services (as such term is defined below) to a tenant or its employees. If reasonably necessary for the accomplishment of the aforementioned purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building. The term "personal goods or services vendors" means persons who periodically enter the Building for the purpose of selling goods or services to a tenant, other than goods or services which are used by a tenant only for the purpose of conducting its business on its premises. "Personal goods or services" include, but are not limited to, barbering services and shoe shining services. "Personal goods or services" shall not include vendors delivering bottled water, soft drinks, pizza, sandwiches and the like when doing so at the express request of Tenant or Tenant's employees for purposes other than resale.

     (12) No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them by the use of any musical instrument, radio, phonograph or unusual noise, or in any other way.

     (13) No tenant shall throw anything out of doors, windows or skylights or down the passageways.

     (14) No tenant, nor any of a tenant's servants, employees, agents, visitors or licensees, shall at any time bring, keep or use on the Building any kerosene, gasoline, or inflammable, combustible, explosive, or corrosive fluid, or any other illuminating material, or use any method of heating other than that supplied by Landlord.

     (15) No tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substance into any of the corridors or halls or elevators, or out of the doors, windows, stairways, patios or balconies of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or Permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars, cigarettes, pipes, or other lighted smoking materials, in the elevators and all other common and/or public areas of the Building is prohibited.

     (16) No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, or shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof and gives written approval. Each tenant must, upon termination of his tenancy, give to Landlord all keys of stores, offices, or toilets and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

     (17) All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be made upon previous notice to the manager of the Building and under his/her supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building and all such bulky articles which violate any of the Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

     (18) No tenant shall purchase janitorial, maintenance or other services from any company or persons not approved by Landlord, which approval shall not be unreasonably withheld. Any person employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the office or management of the Building (but not as an agent or servant of Landlord, and the tenant shall be responsible for all acts of such persons). Except with Landlord's prior written approval, no tenant shall permit janitorial services to be performed during the hours of 7:00 a.m. to 6:00 p.m. Monday through Friday.

     (19) Should the Building have retail tenants, Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office/retail building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

     (20) On Saturdays from 1:00 p.m. to 8:00 a.m., Sundays, those legal holidays designated by Landlord, and on other days between the hours of 7:00 p.m. and 7:00 a.m., access to the Building or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is pre-approved by Landlord. Any list of employees of Tenant submitted to Landlord shall be deemed pre-approved. Landlord shall in no case be liable for damages for admission to or exclusion from the Building of any person whom Landlord has the right to exclude. Each tenant shall be responsible for all persons for whom he requests after hours access and shall be liable to Landlord for all acts of such persons. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right but shall not be obligated to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

     (21) All doors opening into public corridors shall be kept closed, except when in use for ingress and egress. Tenants shall see that the windows, transoms and doors of their premises are closed and securely locked before leaving the Building.

     (22) The requirements of tenants will be attended to by the manager of the Building upon formal written or oral request of Tenant.

     (23) Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     (24) There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

     (25) No vending or coin operated machines shall be placed by any tenant within his premises without the prior written consent of Landlord, not to be unreasonably withheld.

     (26) Tenant shall fully abide by and comply with any Covenants, Conditions and Restrictions or similar instrument or document imposed against or encumbering the Building or Project.

     (27) These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions or any lease of premises in the Building.